                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EXABYTE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                   [LOGO OF EXABYTE CORPORATION APPEARS HERE]
                                1685 38TH STREET
                            BOULDER, COLORADO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1996

TO THE STOCKHOLDERS OF EXABYTE CORPORATION:
  NOTICE IS HEREBY given that the Annual Meeting of Stockholders of Exabyte Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 30, 1996 at 9:30 a.m. at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado, for the following purposes:

    1. To elect two directors to hold office until the 1999 Annual Meeting of Stockholders.

    2. To approve the Company's Employee Stock Purchase Plan, as amended, to, among other things, increase the number of shares authorized for issuance thereunder by 500,000 shares, to increase to 15% the maximum percentage of earnings which each employee may apply to the purchase of shares under the Purchase Plan and to extend the termination date of the Purchase Plan to January 25, 2006.

    3. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for its fiscal year ending December 28, 1996.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 11, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF STEPHEN F. SMITH
                                          APPEARS HERE]
                                          Stephen F. Smith
                                          Corporate Secretary

Boulder, Colorado
March 28, 1996

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              EXABYTE CORPORATION
                                1685 38TH STREET
                            BOULDER, COLORADO 80301

                               ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1996

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Exabyte Corporation, a Delaware corporation (the "Company" or "Exabyte"), for use at the Annual Meeting of Stockholders to be held on April 30, 1996, at 9:30 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

  The Company knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any other business shall properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in respect of such other business in accordance with their best judgment.

  The Company intends to mail this proxy statement and accompanying proxy card on or about March 28, 1996 to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on March 11, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 11, 1996, the Company had outstanding and entitled to vote 21,837,911 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company not later than November 27, 1996 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of director nominations and stockholder proposals.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by a majority of the stockholders or by a majority of the remaining directors. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board is presently composed of seven members. There are two directors in the class whose terms of office expire in 1996. The nominees for election to this class are currently directors of the Company. Ralph Z. Sorenson was previously elected by the stockholders and Thomas E. Pardun was elected by the Board of Directors in April 1995 to fill the unexpired term of Juan Rodriguez, who resigned from the Board in August 1993. If elected at the Annual Meeting, each of the nominees would serve until the 1999 Annual Meeting and until successors are elected and have qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

Ralph Z. Sorenson

  Dr. Sorenson, age 62, has served as a director of Exabyte since January 1993. Dr. Sorenson is currently a Professor Emeritus at the College of Business and Administration at the University of Colorado at Boulder. From July 1992 to June 1993 he was Dean of the College. Dr. Sorenson served as Adjunct Professor of Management at the Harvard Business School from 1989 to 1992, teaching management policy and practice. From 1981 to 1989, Dr. Sorenson was Chairman, President and Chief Executive Officer of Barry Wright

Corporation, a diversified industrial company engaged in the design and manufacture of industrial products for improving productivity and integrating filing systems for the office. Prior to 1981 he was president of Babson College in Wellesley, Massachusetts. Dr. Sorenson also serves as a director of Eaton Vance Corporation, Houghton Mifflin Company, Polaroid Corporation, Sweetwater, Inc., Whole Foods Market Incorporated and Xenometrix, Inc.

Thomas E. Pardun

  Mr. Thomas E. Pardun, age 52, has served as a director of Exabyte since April 1995. Mr. Pardun is President and Chief Executive Officer of U.S. WEST Multimedia Communications, Inc., a subsidiary of U.S. WEST, Inc., since April 1993. U.S. WEST Multimedia Communications, Inc. is responsible for U.S. WEST's entry into domestic cable networks outside the 14 states served by U.S. WEST Communications and for alliances and partnerships to develop multimedia products and applications. Formerly, Mr. Pardun was Vice President and General Manager of Business and Government Services at U.S. WEST Communications from January 1990 to April 1993. He served as Vice President of Marketing and Planning for U.S. WEST Communications from June 1988 through December 1989. Mr. Pardun was President of U.S. Sprint's Central Group, Sprint's West Division, and Senior Vice President of Business Development for Sprint in Kansas City. Prior to his association with Sprint, Mr. Pardun held a variety of management positions with IBM Corporation. Mr. Pardun also serves as a director of Western Digital Corporation and the Denver Center for the Performing Arts.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

James M. McCoy

  Mr. James M. McCoy, age 49, has served as a director of Exabyte since March 1986. Mr. McCoy is Chairman of the Board and Chief Executive Officer of TeraStor Corporation, a storage technology development company, since November 1995. Until February 1994, Mr. McCoy served as Chairman of the Board of Maxtor Corporation, a disk drive manufacturer, which he co-founded in 1982. Mr. McCoy also served as Chief Executive Officer of Maxtor from 1982 to 1987. Prior to his association with Maxtor, Mr. McCoy was a co-founder and Vice President of Marketing for Quantum Corporation, a disk drive manufacturer. Mr. McCoy previously held marketing and manufacturing management positions at Shugart Associates, Verbatim Corporation, Information Magnetics Corporation, AVCO/Cartridge Television and IBM.

Mark W. Perry

  Mr. Mark W. Perry, age 52, has served as director of Exabyte Corporation since March 1994. Mr. Perry has been associated with the venture capital firm of New Enterprise Associates since January 1996. Prior thereto, Mr. Perry served as President and Chief Executive Officer and then as Chairman of Viewstar Corporation, a provider of business process automation, client/server software, from May 1994 to December 1995. Previously, Mr. Perry was employed by Silicon Graphics, Inc., a manufacturer of visual computing systems, serving as Vice Chairman of the Board of Directors from April 1992 until May 1994, as Executive Vice President responsible for worldwide sales, marketing and service, business development and administration in 1991 and 1992, as Executive Vice President responsible for the product divisions, including research and development, manufacturing, marketing and software applications from 1988 through 1990, and as Vice President of Finance and Administration and Chief Financial Officer from 1985 to 1988. Prior to his association with Silicon Graphics, Inc., Mr. Perry was Executive Vice President and Chief Operating Officer of Sonoma Vineyards, Windsor, California from 1982 to 1985 and a partner at Arthur Young & Company, San Francisco, California, from 1977 to 1982. Mr. Perry is a Certified Public Accountant. Mr. Perry is also a director of Arbor Software Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

Peter D. Behrendt

  Mr. Behrendt, age 57, joined the Company as President, Chief Operating Officer and director in July 1987 and has served as the Company's Chief Executive Officer since July 1990 and as the Company's Chairman of the Board since January 1992. Prior to joining the Company, Mr. Behrendt held various executive positions during 26 years with IBM, including Director of Quality and Product Assurance for the Information Systems and Communications Group and Product Manager of the electronic typewriter business, and was responsible for product and business planning for IBM's disk offerings. Mr. Behrendt is also a director of Western Digital Corporation and Infocus Systems Corporation.

Bruce M. Holland

  Mr. Holland, age 44, has served as a director of Exabyte since January 1989. Mr. Holland has served as President, Chief Executive Officer and a director of SpectraLink Corporation, a telecommunications equipment manufacturer, since its inception in April 1990. Prior thereto, Mr. Holland founded Cadnetix, a CAD/CAM manufacturer, in 1982 and served as its President and a member of its Board of Directors from its inception until the merger with Daisy Systems in 1988, at which time he became President, Chief Operating Officer and a director of Daisy/Cadnetix, Inc. Mr. Holland resigned as President and Chief Operating Officer of Daisy/Cadnetix, Inc. in September 1989 and resigned his position as a director in December 1989.

Thomas G. Washing

  Mr. Washing, age 54, has served as a director of Exabyte since January 1986. Since April 1994, Mr. Washing has been President of Sanitas Capital Management, a Boulder, Colorado-based firm providing strategic and financial assistance to emerging growth companies. Mr. Washing was a General Partner in the venture capital firm of Hill, Carman & Washing from 1985 to 1994. He previously co-founded Horsley Keogh & Associates, a venture capital investment firm, in 1983. Prior to entering the venture capital industry, Mr. Washing was a partner in the law firm of Nixon, Hargrave, Devans & Doyle, where he specialized in corporate and securities law.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 30, 1995, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or any committee performing a similar function.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance, and procedures in connection with audit and financial controls. The Audit Committee, which is currently composed of Messrs. Washing, Perry and Sorenson, met four times during the year ended December 30, 1995.

  The Compensation Committee makes recommendations concerning salaries, incentive compensation and stock options to officers and directors, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Holland, McCoy, Pardun, Perry, Sorenson and Washing. The Compensation Committee met one time during the year ended December 30, 1995. Under the terms of the Company's Incentive Stock Plan, the Board of Directors delegated the authority to grant options to employees who are not officers or directors to a Stock Option Committee, composed of Messrs. Behrendt, Holland, Pardun and Washing, which met four times during fiscal 1995.

  During the fiscal year ended December 30, 1995, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                           APPROVAL OF EMPLOYEE STOCK
                           PURCHASE PLAN, AS AMENDED

  The Company's Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") in November 1989, which provided for the issuance of up to 500,000 shares of the Company's Common Stock to employees of the Company. As of January 1, 1996, 383,268 shares had been issued under the Purchase Plan and only 116,732 shares (plus any shares that might in the future be returned to the Plan as a result of cancellation or expiration of rights) remained available under the Purchase Plan. As a result, in January 1996, subject to stockholder approval, the Board approved the Purchase Plan, as amended, to increase the number of shares authorized for issuance under the Purchase Plan, as amended, from 500,000 shares to an aggregate of 1,000,000 shares.

  The Purchase Plan was also amended to, among other things, authorize the Board of Directors, in any offering adopted by the Board under the Plan, to permit Plan participants to apply up to 15% of earnings to the purchase of shares of Company Common Stock under the Purchase Plan. Prior to such amendment, participants could apply up to 10% of earnings to the purchase of shares under the Purchase Plan. In addition, the Purchase Plan was amended to permit participants to designate a beneficiary to receive such participants' shares and cash in the event of death. In connection with these amendments to the Purchase Plan, the term of the Purchase Plan was extended to January 25, 2006. These amendments were adopted to afford greater flexibility to the Board in providing employees with stock incentives and to ensure that the Company can continue to provide such incentives at levels determined by the Board.

  During the last fiscal year, shares were purchased under the Purchase Plan by executive officers as follows: Mr. Behrendt, 1,301 shares; Mr. Riegel, 946 shares; Mr. Marriner, 1,301 shares; all executive officers as a group, 3,548 shares at a weighted average price of $11.67 per share and all employees (excluding executive officers) as a group, 81,014 shares at a weighted average price of $11.66 per share.

  Stockholders are requested in this proposal to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

  The essential features of the Purchase Plan, as amended, are outlined below.

         GENERAL TERMS OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

PURPOSE

  The purpose of the Purchase Plan is to provide a means by which employees of the Company and any parent or subsidiary of the Company designated by the Board can be given the opportunity to acquire

Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of employees, to secure and retain the services of new employees and to provide incentives for employees to exert maximum effort for the success of the Company.

  The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

  The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the final power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the terms of each offering of such rights (which need not be identical), whether the employees of any parent or subsidiary of the Company will be eligible to participate in such Plan, and to establish, amend and revoke the rules and regulations of the Plan's administration. The Board has the authority in the Purchase Plan, as amended, to delegate administration of the Plan to a committee composed of at least two members of the Board.

OFFERINGS

  The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The provision of separate offerings need not be identical but each offering can be no more than 27 months. Currently, the Board has authorized a series of separate offerings under the Purchase Plan to commence twice a year unless no shares are available for issuance under the Purchase Plan. Each separate offering of the series currently authorized by the Board is of six months' duration. The provisions of these offerings may be changed by the Board of Directors in the future.

ELIGIBILITY

  Unless the Board of Directors otherwise determines as set forth in the terms of the applicable offering, any person who is customarily employed at least 20 hours per week and at least five months per calendar year by the Company, or by any parent or subsidiary of the Company designated from time to time by the Board, on the first day of an offering period, is eligible to participate in that offering under the Purchase Plan. To be eligible under the Plan, an employee must have been continuously employed by the Company for such period, not to equal or exceed two years, as is determined by the Board. The Board has determined that in order to be eligible under the current series of offerings, an employee must be employed by the Company (or a designated parent or subsidiary) on the business day preceding the first day of an offering period. The Board may provide that employees who become eligible after an offering has commenced may receive rights under that offering. Of the Company's 1,278 employees, 1,003 are eligible to participate in the current series of offerings under the Purchase Plan.

  Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of an affiliate of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (based upon the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

STOCK SUBJECT TO THE PURCHASE PLAN

  Up to 1,000,000 shares of the Company's Common Stock are authorized for issuance under the Purchase Plan, as amended. If rights granted under the Purchase Plan terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

PARTICIPATION IN THE PLAN

  Eligible employees become participants in the Purchase Plan, as amended, by delivering to the Company, within the time specified in each offering, an agreement authorizing payroll deductions of up to 15% (or such lower percentage as the Board may designate for a particular offering) of such employees' earnings, as such term is defined in the Plan, during the offering period. Under the series of offerings currently authorized by the Board, participants may authorize up to 10% of such employees' earnings during the offering period.

PURCHASE PRICE

  The purchase price per share at which shares are sold in an offering under the Purchase Plan cannot be less than the lower of (1) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (2) 85% of the fair market value of a share of Common Stock on the date of purchase. At March 11, 1996, the closing share price of the Company's Common Stock reported on The Nasdaq National Market was $13.625.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions over the offering period. The Plan provides that a participant may terminate his or her payroll deductions at any time prior to the end of the applicable offering period, subject to the term of an offering. The Board has determined that, with respect to the current series of offerings, withdrawal from an offering may be elected at any time prior to the 10-day period immediately preceding the last day of the applicable offering period. The Purchase Plan provides that the Board shall determine if a participant may reduce, increase or begin such payroll deductions after the beginning of an offering period and whether additional payments may be made by the participant. The Board has determined that, for the current series of offerings, a participant may not increase, begin or reduce (except upon withdrawal) such payroll deductions after the beginning of the offering period, and that a participant may not make any additional payments into his or her account under the Purchase Plan. All payroll deductions made for the participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

PURCHASE OF STOCK

  By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such Plan. In connection with each offering made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. The current series of offerings provides that (i) no employee may purchase in any given offering more than 1,000 shares of Common Stock of the Company, and (ii) the maximum number of shares available to be purchased under an offering (by all participants), is the number of shares equal to the lesser of (a) the number of shares remaining available under the Purchase Plan or (b) 100,000 shares plus the number of shares available but not purchased under the preceding offering. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner.

  Unless the employee's participation is discontinued (see "Withdrawal" below), his or her right to purchase shares is exercised automatically at the applicable price on each date specified in the offering (an "Exercise Date"). The balance in each such employee's account (without any increase for interest) will be applied to the purchase of whole shares of Common Stock of the Company up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan and the applicable offering, at the purchase price specified in the offering. Under the series of offerings currently authorized by the Board, the Exercise Date is the last day of an offering period. The provisions of future offerings may be changed by the Board of Directors.

WITHDRAWAL

  While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Under the current series of offerings, such withdrawal may be elected at any time prior to the 10-day period immediately preceding the last day of the applicable offering period.

  Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her net accumulated payroll deductions, without interest, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

  Rights granted under any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her net accumulated payroll deductions without interest.

RESTRICTIONS ON TRANSFER

  Rights granted under the Purchase Plan, as amended, are not transferable and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

  If any change is made to the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the classes and maximum number of shares subject to the Purchase Plan and the classes, number of shares, and price per share of stock subject to outstanding rights.

EFFECT OF CERTAIN CORPORATE EVENTS

  In the event of a dissolution, liquidation, specified type of merger of the Company, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, a participant's accumulated payroll deductions will be used to purchase stock in the Company immediately prior to such an event and the participant's rights under the ongoing offering terminated, or any surviving corporation may assume any outstanding rights under the Purchase Plan or substitute similar rights for those outstanding rights, or such rights may continue in full force and effect.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such Plan will terminate on January 25, 2006.

  The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification would require stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code); (ii) increase the number of shares reserved for issuance under the Purchase Plan; or (iii) change any other provision of the Purchase Plan in any other way if such modification would require stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such Plan without the consent of the person to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

  Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares under the Plan as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

  If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

                                   PROPOSAL 3

                          RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 28, 1996 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since inception. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 11, 1996 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table who was employed by the Company in that capacity as of March 11, 1996; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                           BENEFICIAL
                                          OWNERSHIP(1)
                                      --------------------
                                      NUMBER OF PERCENT OF
BENEFICIAL OWNER                       SHARES     TOTAL
----------------                      --------- ----------
State of Wisconsin Investment Board.  1,942,500    8.90%
  P.O. Box 7842
  Madison, WI 53707(2)
American Express Company ............ 1,562,500    7.15%
  American Express Tower
  World Financial Center
  New York, NY 55440(3)
FMR Corp............................  1,288,200    5.90%
  82 Devonshire Street
  Boston, MA 02109-3614(4)
Peter D. Behrendt(5)(6).............    426,752    1.95%
Bruce M. Holland(5).................      8,800       *
James M. McCoy(5)...................     18,400       *
Thomas E. Pardun(5).................      3,700       *
Mark W. Perry(5)....................      6,800       *
Ralph Z. Sorenson(5)................     12,300       *
Thomas G. Washing(5)(7).............     52,096       *
Mark W. Canright(5).................     53,292       *
William L. Marriner(5)(8)...........    157,054       *
David L. Riegel(5)(9)...............    102,572       *
All executive officers and directors
as a group (10 persons)(10).........    841,766    3.85%

--------
 * Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,837,911 shares outstanding on March 11, 1996, adjusted as required by rules promulgated by the Commission.
(2) State of Wisconsin Investment Board ("SWIB") is an independent agency of the State of Wisconsin created by Wisconsin law and serves as investment manager of the trust funds for the Wisconsin Retirement System. SWIB has sole voting and dispositive power for all of such shares.
(3) American Express Company is sole owner of 1,438,900 shares and has sole voting and dispositive power with respect to such shares. It shares voting power with American Express Financial Corporation, a wholly-owned subsidiary of American Express Company, with respect to 123,600 shares.
(4) Fidelity Management & Research Company ("FM&RC"), a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, beneficially owns 2,682,300 of such shares as the result of acting as an investment advisor to several registered investment companies ("Funds"). FMR Corp., through its control of FM&RC, has sole investment power with respect to these shares. Voting power over these shares resides with each respective Fund's Board of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp. and a bank, beneficially owns 56,100 of such shares as a result of its serving as investment manager of several institutional accounts. Edward C. Johnson III and FMR Corp., through its control of FMTC, has sole investment and voting power over these shares.
(5) Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 11, 1996, pursuant to outstanding options as follows: Mr. Behrendt, 316,300 shares; Mr. Holland, 8,400 shares; Mr. McCoy, 8,400 shares; Mr. Pardun, 2,700 shares; Mr. Perry, 6,800 shares; Mr. Sorenson, 12,300 shares; Mr. Washing, 8,400 shares; Mr. Canright, 52,820 shares; Mr. Marriner, 88,200 shares; and Mr. Riegel, 100,000 shares.
(6) Includes 21,960 shares held by Mr. Behrendt's spouse as custodian for the benefit of three children of Mr. Behrendt.
(7) Includes 3,500 shares held by Mr. Washing's spouse as to which he disclaims beneficial ownership.
(8)  Includes 15,000 shares held by Mr. Marriner's spouse.
(9) Includes 1,626 shares held in trust for the benefit of Mr. Riegel and his spouse.
(10) Includes shares described in the notes above, as applicable.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

  The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed entirely of outside directors and is responsible for establishing and administering the policies which govern the compensation of executive officers.

  Compensation Philosophy. The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder values. The elements of the Company's compensation program include base salary compensation, annual incentive compensation and long-term compensation.

  Base Compensation. To determine base salary, the Committee, as in previous years, reviewed the report submitted by the Human Resources department of the Company, which reviews independent surveys that compare compensation paid to executives in high technology companies with revenues between $150 million and $500 million. One of the surveys reviewed also includes a separate comparison for a group of 15 companies of comparable size in the systems and peripherals business (the "Industry Survey"). Both total compensation and the proportion reported as incentive pay were examined.

  In determining base salary for 1995 for the Company's Chief Executive Officer, Peter Behrendt, the Committee targeted base salary to be approximately at the midrange for chief executive officers of the companies included in the Industry Survey. In addition to the Industry Survey results, the Committee reviewed Mr. Behrendt's performance of job responsibilities in 1994, as well as other factors. The Committee noted that, in 1994, the Company completed the acquisition of a division of Grundig AG to support the development of an announced 8mm helical scan product and continued to aggressively pursue the development of new products to strengthen the Company's place in the market. The Committee did not assign relative weights to these factors. As a result of these considerations, the Committee granted Mr. Behrendt an increase in his base salary of 5.5%, which placed Mr. Behrendt's salary at approximately the midrange of the Industry Survey.

  Annual Incentive Compensation. Incentive compensation for executive officers is reflected in the annual bonus plan which is established at the first Board Meeting of each year and is based upon attainment of pre-tax income goals established by the Board in the adoption of the annual Operating Plan. In 1995, the bonus for Mr. Behrendt was established as a percentage of his 1995 base salary, payable if the Company satisfied pre-tax income goals established by the annual Operating Plan. The target level of operating profit was not achieved by the end of fiscal 1995 and, as a result, there were no executive bonuses for fiscal 1995.

  Long-Term Compensation. The third component of compensation is long-term compensation, reflected in the stock option program. The Company has used the grant of options under the Incentive Stock Plan (the "Incentive Plan") to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market. The Committee concluded that long-term incentive compensation should continue to constitute a significant component of compensation for executives in 1995. As a result, in 1995 the Committee granted options to executive officers to purchase Common Stock at levels ranging from 20,000 to 65,000 shares. Applying the factors described above, the Committee granted Mr. Behrendt a stock option to acquire 65,000 shares. Mr. Behrendt's grant of options, as well as those granted to other executive officers, are in the midrange of equity incentives granted to executive officers at other companies in the Industry Survey. The exercise price for each grant represents the closing price of the stock on the date of grant. The Company's option grants are on a 50-month vesting schedule and are only of value at the time of vesting, and only if the stock price has appreciated.

  The Company has not adopted a policy with respect to Section 162(m) of the Code. However, the Compensation Committee has determined that stock options and rights granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should, where practicable, be treated as "performance-based compensation." The Company's stockholders have approved an amendment to the Incentive Plan which would allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company. This amendment provides that no employee may be granted stock options under the Incentive Plan during a calendar year to purchase in excess of 500,000 shares of Common Stock.

                            COMPENSATION COMMITTEE

    James M. McCoy             Mark W. Perry          Ralph Z. Sorenson
    Bruce M. Holland           Thomas E. Pardun       Thomas G. Washing
--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF DIRECTORS

  Effective February 3, 1995, each director of the Company who is not a full-time employee of the Company received $15,000 as an annual retainer for his service as a director. In addition, such directors receive $1,500 for attendance at every Board meeting and $250 for attendance at every meeting of a committee of the Board of which they are members or every telephone Board meeting. Non-employee directors received an aggregate of $75,500 for services rendered to the Company as directors during fiscal 1995. The Company also reimburses non-employee directors for out-of-pocket travel expenses in connection with their attendance at meetings of the Board. Pursuant to the Company's Incentive Plan, on January 27th of each fiscal year, each non-employee director who has been a non-employee director for at least three months is automatically granted an option to purchase 5,000 shares of the Company's Common Stock. Each newly-elected non-employee director, upon initial election to the Board, is to receive an option to purchase 10,000 shares of the Company's Common Stock. The exercise price of such options equals the fair market value of the Company's Common Stock on the date of grant and vests at the rate of 2% per month commencing on the date of grant. During fiscal 1995, options covering an aggregate of 35,000 shares were granted to the Company's non-employee directors as a group with a weighted average exercise price per share of $16.375.

EXECUTIVE OFFICER SEVERANCE PROGRAM

  Effective January 26, 1996, the Compensation Committee approved and the Board of Directors adopted a severance compensation program ("Severance Program") under which officers and other specified employees of the Company would receive certain severance payments in the event their employment with the Company were terminated within one year after certain changes in control of the Company. The Severance Program provides for a severance payment in varying amounts, not to exceed 18 months of compensation, depending upon the time of any such change in control as well as the position level of such terminated officer or employee. The Severance Program further provides, under certain circumstances, for the acceleration of the vesting of outstanding and unexercised stock options held by the affected officer or employee.

SUMMARY OF COMPENSATION

  The following table provides, for the years ended December 30, 1995, December 31, 1994 and January 1, 1994, certain summary information concerning compensation paid to or earned by the Company's Chief Executive Officer and each of the other most highly-compensated executive officers of the Company at December 30, 1995 whose aggregate base salary and bonus for fiscal 1995 exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                   ANNUAL COMPENSATION                 AWARDS
                         ------------------------------------------ ------------
                                                                     SECURITIES  ALL OTHER
                                                       OTHER ANNUAL  UNDERLYING   COMPEN-
NAME AND PRINCIPAL                                       COMPEN-      OPTIONS     SATION
POSITION                 YEAR SALARY($)(1) BONUS($)    SATION($)(2)    (#)(3)     ($)(4)
------------------       ---- ------------ --------    ------------ ------------ ---------
Peter D. Behrendt....... 1995   406,680       0              0         65,000      7,826
 Chief Executive         1994   385,582    253,176           0         70,000      8,670
 Officer                 1993   367,029     55,388           0         25,000      8,547
David L. Riegel......... 1995   230,371       0              0         30,000      7,101
 Exec. Vice President    1994   208,846    109,704           0         60,000      6,636
 of Operations           1993   200,000     26,250           0           0         3,150
William L. Marriner..... 1995   224,932       0              0         30,000      4,489
 Exec. Vice President    1994   203,867    100,399           0         50,000      5,314
 Chief Financial         1993   194,002     25,617           0         20,000      5,191
 Officer
Mark W. Canright........ 1995   189,980    149,209(5)        0         20,000      5,326
 Sr. Vice President      1994   176,539    284,955(5)        0         38,000      5,538
 Sales & Customer        1993   148,269    221,900(5)        0         20,000      4,668
 Support(5)

--------
(1) Includes amounts earned but deferred at the election of the Named Executive Officers under the Company's 401(k) Plan.
(2) As permitted by Commission rules, no amounts are shown for certain perquisites, where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.
(3) The Company has not granted any SARs or restricted stock awards.
(4) Includes the Company's matching payments under its 40l(k) plan for 1995 as follows: Mr. Behrendt, $3,750; Mr. Riegel, $3,750; Mr. Marriner, $3,750; and Mr. Canright, $3,750. Also includes the dollar value of executive life insurance premiums paid by the Company in 1995 for the benefit of the Named Executive Officers as follows: Mr. Behrendt, $4,076; Mr. Riegel, $3,351; Mr. Marriner, $739; and Mr. Canright, $1,576.
(5) Includes $149,209 in commissions paid to Mr. Canright for 1995; $189,187 in commissions paid to Mr. Canright for 1994; and $173,872 in commissions paid to Mr. Canright for 1993.

INCENTIVE STOCK PLAN

  The Company's Board of Directors adopted the Incentive Plan in January 1987. As a result of a series of amendments, at March 11, 1996, there were 8,000,000 shares of Common Stock authorized for issuance under the Incentive Plan. The Incentive Plan provides for the grant of both incentive and nonstatutory options to employees and consultants to the Company and its affiliates. The Incentive Plan also provides for the non-discretionary grant of nonstatutory stock options to non-employee directors of the Company or any of its affiliates.

  As of March 11, 1996, options to purchase 3,378,657 shares were outstanding under the Incentive Plan and options to purchase 1,408,401 shares remained available for future grant thereunder.

STOCK OPTION GRANTS

  The following table contains information for the year ended December 30, 1995 concerning the grant of stock options under the Company's Incentive Plan to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL
                                                                      REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL
                                                                       RATES OF STOCK
                                                                            PRICE
                                                                      APPRECIATION FOR
                                      INDIVIDUAL GRANTS                OPTION TERM(3)
                         -------------------------------------------- -----------------
                         NUMBER OF  % OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO
                          OPTIONS   EMPLOYEES
                          GRANTED   IN FISCAL   EXERCISE   EXPIRATION
          NAME             (#)(1)    YEAR(2)   PRICE($/SH)    DATE     5%($)   10%($)
          ----           ---------- ---------- ----------- ---------- ------- ---------
Peter D. Behrendt.......   65,000      7.72      17.625     02/03/05  720,477 1,825,831
David L. Riegel ........   30,000      3.56      17.625     02/03/05  332,538   842,691
William L. Marriner ....   30,000      3.56      17.625     02/03/05  332,538   842,691
Mark W. Canright .......   20,000      2.37      17.625     02/03/05  221,685   561,794

--------
(1) The Company has no plan that provides for the issuance of SARs. Options generally vest at the rate of 2% of the total grant per month beginning one month from the date of grant for a period of 50 months. Options may be either nonstatutory or incentive stock options under the Code. The exercise price of options granted under the Incentive Plan must be equal to the fair market value of the Common Stock subject to the option on the date of grant. Options will fully vest upon a change of control unless the Board directs otherwise. The Board may not reprice options granted under the Incentive Plan.
(2) Based on options granted to employees for the year ending December 30, 1995 to purchase 842,340 shares.
(3) The potential realizable value is based on the term of the option at the date of grant (10 years in each case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

 The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES                   OPTIONS AT FY-END (#)(2)      AT FY-END ($)(3)
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------------- ------------------------- -------------------------
Peter D. Behrendt ......   12,400       152,210          296,800/106,500           2,112,120/6,563
David L. Riegel ........        0             0           82,400/ 87,600                   0/    0
William L. Marriner ....        0             0           76,600/ 63,600              12,250/5,250
Mark W. Canright .......        0             0           44,340/ 44,960              16,038/5,250

--------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market) less the exercise price and does not necessarily indicate that the shares were sold by the optionee.
(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 30, 1995.
(3) Fair market value of the Company's Common Stock at December 30, 1995 ($14.625, based on the closing sales price reported on the Nasdaq National Market) less the exercise price of the option.

                             PERFORMANCE GRAPH(1)

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                            OF EXABYTE CORPORATION,
                        INDUSTRY INDEX AND BROAD MARKET


                             [GRAPH APPEARS HERE]

 ---------------------------FISCAL YEAR ENDING---------------------------------

COMPANY                     1990     1991     1992     1993     1994     1995

EXABYTE CORPORATION          100    221.70   137.74   133.02   161.32   110.38
INDUSTRY INDEX               100    102.70    91.85   106.03   128.60   176.37
BROAD MARKET                 100    128.38   129.64   155.50   163.26   211.77


                  ASSUMES $100 INVESTED ON DECEMBER 29, 1990
                         ASSUMES DIVIDEND REINVESTMENT
                      FISCAL YEAR ENDED DECEMBER 30, 1995
--------
(1) The material in this chart is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             CERTAIN TRANSACTIONS

  The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law, and authorize the Company's Board of Directors to obtain an irrevocable standby letter of credit in the amount of $300,000 per director or executive officer that may be extended by the Company to secure the Company's indemnification obligations.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF STEPHEN F. SMITH
                                          APPEARS HERE]
                                          Stephen F. Smith
                                          Corporate Secretary

--------
A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: VIKI MCKINNEY, EXABYTE CORPORATION, 1685 38TH STREET, BOULDER, COLORADO 80301.

                                  DETACH HERE                         EXA 1

                              EXABYTE CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
P                       TO BE HELD ON APRIL 30, 1996
R
O      The undersigned hereby appoints Peter D. Behrendt and William L.
X    Marriner, and each of them, as attorneys and proxies of the undersigned,
Y with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 1885 38th Street, Boulder, Colorado 80301 on Tuesday, April 30, 1996 at 9:30 a.m., and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

       UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                 (Continued and to be signed on reverse side)       SEE REVERSE
                                                                        SIDE

                                  DETACH HERE                           EXA 4
    Please mark
[X] votes as in
    this example.

    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
    1. To elect two directors to hold                      FOR  AGAINST  ABSTAIN
       office until the 1999 Annual      2. To approve the [_]    [_]      [_]
       Meeting of Stockholders.             Company's
    Nominees: Thomas E. Pardun and          Employee Stock
    Ralph Z. Sorenson                       Purchase Plan,
                                            as amended.
              FOR   WITHHELD
              [_]     [_]
                                            MARK HERE
    [_] __________________________________  FOR ADDRESS [_]
    For all nominees except as noted above  CHANGE AND
                                            NOTE BELOW

                                         3. To ratify the  FOR  AGAINST  ABSTAIN
                                            selection of   [_]    [_]      [_]
                                            Price Waterhouse
                                            LLP as independent
                                            accountants of the
                                            Company for the
                                            fiscal year ending
                                            December 28, 1996.

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

Signature: ___________ Date: ___________ Signature: ___________ Date: _________